EXHIBIT 99.6

News Release
For more information contact:

Media, please contact:
Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analyst/Investors, please contact:
Barry Zwarenstein, Iomega Corporation, (858) 314-7190

Iomega Reports Third Quarter 2003 Results

SAN DIEGO, October 15 – Iomega Corporation (NYSE: IOM) today reported a net loss of $13.1 million, or $0.25 per diluted share, for the quarter ended September 28, 2003. This net loss included pre-tax charges of $12.0 million for previously announced restructuring actions. The third quarter 2003 net loss compares to a third quarter 2002 net loss of $25.7 million, or $0.50 per diluted share. The third quarter 2002 net loss included costs relating to Iomega’s sale of its Penang, Malaysia, manufacturing subsidiary to Venture Corporation Limited, consisting of $10.7 million pre-tax impairment charges and an additional $26.8 million in related tax provisions.

Third quarter 2003 revenue of $91.0 million decreased $45.4 million, or 33%, compared to third quarter 2002, due primarily to declining Zip product sales. The third quarter 2003 gross margin percentage was 20.0%. The third quarter 2003 cost of sales included $5.0 million of pre-tax restructuring charges and third quarter 2002 cost of sales included $10.7 million of pre-tax Penang impairment charges. The decrease in the gross margin percentage was primarily due to a lower proportion of sales of higher margin Zip products. Third quarter 2003 operating expenses were $40.8 million, including $7.0 million in pre-tax restructuring charges, compared to $40.1 million during the same period in 2002. During third quarter 2003, the Company had an operating loss of $22.6 million, including $12.0 million in pre-tax restructuring charges, compared to $5.9 million operating income, including $10.7 million of pre-tax impairment charges, in the prior year.

The Company's total cash, cash equivalents, and temporary investments decreased by $14.2 million to $438.0 million during third quarter 2003. The reduction in cash during the quarter was due to $7.1 million in disbursements related to restructuring actions and $8.5 million in development expenses for, and capital investments in, the Company’s Digital Capture Technology (DCT) and Removable Rigid Disk (RRD) technologies. Included in the $438.0 million of total cash, cash equivalents, and temporary investments at the end of the third quarter was $257.2 million reserved for the previously announced one-time, cash dividend of $5.00 per share, which was paid to shareholders on October 1, 2003.

“We are making progress towards the commercialization of DCT and RRD, both intended for launch in the first half of next year. During the quarter, we maintained the pace in the technical development of these two technologies and, while challenges remain, we are confident of ultimately being able to resolve them. OEMs in the U.S., Europe and Asia have been evaluating working prototypes of each technology in a variety of applications and their responses continue to be favorable. In the case of DCT, though, there have been more challenges in aligning our product development schedules with those of some OEMs, which could lead to a delay in their commitment to the introduction of their DCT-enabled solutions. Our launch plans for RRD and DCT-based products under the Iomega brand are proceeding well,” said Werner Heid, president and CEO, Iomega Corporation. “I am also pleased to announce that our restructuring initiatives are now largely in place, although it will take several more months before full expense reductions are realized. These actions to realign our business model are designed to accommodate the continuing decline in the high margin, core Zip business and the substantial investments required for both our new product technologies and our emerging Network Storage Systems (NSS) business.”

“In addition, I have two announcements to make regarding our Board of Directors,” continued Heid. “First, Louis Caldera was recently appointed President of the University of New Mexico. His significant new responsibilities caused Mr. Caldera to reevaluate his other professional commitments and he has resigned from the Board. Second, after 23 years of guiding Iomega from its original venture-funded startup and as Chairman of the Board, David Dunn has announced that he will not stand for re-election to the Board at the next Annual Meeting of Shareholders in May 2004. Under his direction, Iomega introduced highly successful products to the marketplace, such as Bernoulli, Zip, and Jaz drives and disks, of which Zip was an extraordinary success. These products provided billions of dollars of profitable sales to us and great value to our customers. On behalf of Iomega shareholders, the executive staff and all Iomega employees, we thank Dave for his leadership, support, his emphasis on strong corporate governance, and his continuous commitment to represent the best interests of all shareholders.”

Third quarter 2003 Zip product sales of $58.9 million decreased $51.8 million, or 47%, from third quarter 2002. Iomega's third quarter 2003 Zip drive shipments were 582 thousand units, a decrease of 433 thousand units, when compared to third quarter 2002. Third quarter 2003 Zip disk shipments were 3.3 million units, a decrease of 3.5 million units, when compared to third quarter 2002. Third quarter 2003 Zip drive unit shipments to OEM customers of 312 thousand units, decreased 259 thousand units from third quarter 2002 and represented 54% of total unit shipments in third quarter 2003, compared with 56% in third quarter 2002. Third quarter Zip product line gross margin was 30.8%, including $5.0 million in pre-tax restructuring charges. This compares to a 39.9% Zip gross margin in the prior year, which included $10.6 million in pre-tax Penang impairment charges. The decline in the third quarter gross margin percentage was mainly due to pricing and promotional actions and the impact of lower volumes on costs. Lower sales and gross margin dollars resulted in third quarter 2003 Zip product profit margin (PPM) of $15.0 million compared to $31.4 million in the prior year.

Third quarter 2003 Optical (CD-RW and DVD-RW) product sales of $15.6 million increased $1.4 million compared to third quarter 2002 due to our recently released DVD products. The third quarter 2003 Optical product loss was $1.3 million, compared to a product loss of $3.0 million in the prior year.

Other mobile and desktop storage product sales in third quarter 2003 were $11.8 million, an 83% increase, compared to $6.4 million in third quarter 2002. Currently, the three largest components in this category are external hard disk drives (HDD), USB flash drives and floppy disk drives. Sales from external HDD products totaled $6.5 million, compared with $4.0 million in third quarter 2002. Sales from Mini USB drives, introduced in fourth quarter 2002, were $3.8 million. Sales from floppy disk drives, introduced in second quarter 2003, were $1.0 million. Product loss for other mobile and desktop storage products for third quarter 2003 was $0.7 million compared to a product loss of $0.1 million in third quarter 2002. The increased product loss despite higher revenues was due to the competitive situation in the hard disk drive market.

Third quarter 2003 NSS product sales of $3.6 million increased by $1.6 million compared to third quarter 2002 and by $0.5 million compared to second quarter 2003. The NSS product loss in third quarter 2003 was $3.7 million due to under-absorbed operational overhead and continued research and development and sales and marketing spending designed to broaden and refresh the product offering. This compared to a product loss of $1.8 million in third quarter 2002 and $4.2 million in second quarter 2003.

During third quarter 2003, operational, engineering and product marketing expenses incurred in connection with the new product technologies under development, DCT and RRD, were $7.0 million. The Company also capitalized an additional $1.5 million during the quarter, primarily for supplier tooling and manufacturing equipment. During the fourth quarter of 2003, the Company expects to incur a further $6 million to $8 million in expenses, and invest a further $4 million to $6 million in supplier tooling and manufacturing equipment, relating to DCT and RRD.

Please refer to the attached supplemental information schedule for unit information by product line and revenue by region.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's third quarter results and the other items announced today. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Wednesday, October 29, 2003.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their digital information. Iomega's award-winning storage products include the popular Zip® 100MB, 250MB and 750MB drives, high-performance Iomega® HDD Portable Hard Drives, Iomega HDD Desktop Hard Drives, Iomega Mini USB Drives, Iomega external CD-RW drives, Iomega DVD drives and the Iomega Floppy USB-Powered Drive. Iomega simplifies data protection and sharing at home and in the workplace with Iomega® Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software, and Active Disk(TM) technology. For networks, Iomega NAS servers offer capacities of 160GB to 2TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage(TM), the secure online storage choice. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding the plan to develop DCT and RRD new products with the goal to launch the new products during the first half of 2004, plans to resolve challenges in developing DCT and RRD products, plans to recruit OEMs for DCT and RRD products, plans to launch Iomega-branded DCT and RRD products, the amount and timing of costs savings to be achieved as a result of restructuring initiatives, expected investments in DCT and RRD during fourth quarter 2003, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Factors that could cause or contribute to such differences include technical difficulties, launch delays and cost challenges on planned DCT and RRD products, competitive pricing pressures or a lack of market acceptance with respect to any of the Company's planned DCT and RRD products, the failure to achieve OEM adoption on planned DCT and RRD products, any supplier technical or cost challenges, delays, constraints or failure of any DCT or RRD suppliers, unforeseen difficulties in implementing restructuring activities, the level of retail and OEM market acceptance of and demand for the Company's products, any rejection by customers of Iomega's “Destination Storage” marketing concept or failure in implementation thereof, declining consumer confidence levels and general market demand for PCs and consumer electronics products, the Company's success in the timely producing and marketing of its products, increased acceleration of the revenue decline on the Zip product line, unanticipated consequences resulting from the lower cash balances within the Company as a result of paying the one-time cash dividend, the Company's inability to achieve profitability on its NAS products, any inability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, the failure or delay of any sole source supplier, products and technology obsolescence, manufacturing and inventory issues, management turnover, intellectual property rights and disputes, competition, adverse final judgments in litigation, the business failure of any significant customer, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Form 10-Q and Annual Report on Form 10-K.

# # #

Copyright© 2003 Iomega Corporation. All rights reserved. Iomega, Zip, Jaz, HotBurn, Active Disk, iStorage, and ioLink are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                      For the Three Months Ended
                                                    -------------------------------------------------------------
                                                    Sept. 28,    % of      Sept. 29,   % of    June 29,    % of
                                                      2003       Sales       2002     Sales      2003     Sales
                                                    --------- ----------  ---------- -------  --------- ---------
Sales                                                $90,990     100.0%    $136,416  100.0%   $100,802    100.0%
Cost of Sales  (a) (b)                                72,817      80.0%      90,407   66.3%     66,440     65.9%
                                                    --------- ----------  ---------- -------  --------- ---------
   Gross margin                                       18,173      20.0%      46,009   33.7%     34,362     34.1%
                                                    --------- ----------  ---------- -------  --------- ---------

Operating Expenses:
  Selling, general and administrative                 26,254      28.9%      31,278   22.9%     28,097     27.9%
  Research and development                             7,545       8.3%       9,072    6.7%      7,635      7.6%
  Restructuring charges (reversals)                    7,007       7.7%        (217)  (0.2%)         0      0.0%
                                                    --------- ----------  ---------- -------  --------- ---------
     Total operating expenses                         40,806      44.9%      40,133   29.4%     35,732     35.5%
                                                    --------- ----------  ---------- -------  --------- ---------
Operating Income (Loss)                              (22,633)    (24.9%)      5,876    4.3%     (1,370)    (1.4%)
  Interest and other income and expense, net             561       0.6%       1,397    1.0%      1,161      1.2%
                                                    --------- ----------  ---------- -------  --------- ---------
Income (Loss) Before Income Taxes                    (22,072)    (24.3%)      7,273    5.3%       (209)    (0.2%)
(Provision) Benefit for Income Taxes                   8,988       9.9%     (33,020) (24.2%)     4,616      4.6%
                                                    --------- ----------  ---------- -------  --------- ---------
Net Income (Loss)                                   ($13,084)    (14.4%)   ($25,747) (18.9%)    $4,407      4.4%
                                                    ========= ==========  ========== =======  ========= =========

Basic Earnings (Loss) Per Share                       ($0.25)                ($0.50)             $0.09
                                                    =========             ==========          =========
Diluted Earnings (Loss) Per Share                     ($0.25)                ($0.50)             $0.09
                                                    =========             ==========          =========
Weighted Average Common Shares Outstanding            51,372                 51,195             51,329
                                                    =========             ==========          =========
Weighted Average Common Shares Assuming Dilution      51,372                 51,195             51,355
                                                    =========             ==========          =========

(a) Q3 2003 cost of sales includes restructuring charges of $5.0 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(b) Q3 2002 cost of sales included $10.7 million of impairment charges associated with the sale of its Penang operation.

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                 For the Three Months Ended
                                               --------------------------------------------------------------
                                                Sept. 28,    % of      Sept. 29,   % of    June 29,    % of
                                                  2003       Sales       2002     Sales      2003     Sales
                                               ---------- ----------  ---------- -------  --------- ---------
Sales:
  Mobile and Desktop Storage:
     Zip                                         $58,953      64.8%    $110,726   81.2%    $66,444     65.9%
     Optical (1)                                  15,575      17.1%      14,203   10.4%     18,852     18.7%
     Jaz                                           1,024       1.1%       2,621    1.9%      1,023      1.0%
     PocketZip                                        23       0.0%         423    0.3%         13      0.0%
     Other mobile and desktop storage products    11,793      13.0%       6,429    4.7%     11,389     11.3%
   Network storage products (3)                    3,622       4.0%       2,014    1.5%      3,081      3.1%
                                               ----------             ----------          ---------
        Total Sales                              $90,990               $136,416           $100,802
                                               ==========             ==========          =========
Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip (2)                                     $14,993                $31,426            $26,558
     Optical (1)                                  (1,285)                (2,980)             1,464
     Jaz                                            (218)                 1,137                 67
     PocketZip                                        (6)                   497                (38)
     Other mobile and desktop storage products      (679)                   (98)               695
   Network storage products (3)                   (3,666)                (1,842)            (4,173)
   New technologies (4)                           (7,022)                (2,390)            (6,081)
                                               ----------             ----------          ---------
        Total Product Profit Margin (5)            2,117                 25,750             18,492
Common:
   General corporate expenses                    (17,743)               (20,091)           (19,862)
   Restructuring (charges) reversals              (7,007)                   217                  0
   Interest and other income and expense, net        561                  1,397              1,161
                                               ----------             ----------          ---------
Income (Loss) Before Income Taxes               ($22,072)                $7,273              ($209)
                                               ==========             ==========          =========
(1) Optical consists of CD-RW drives and the Company's new DVD products which began shipping in limited volumes in Q1 2003.
(2) Q3 2003 Zip PPM includes restructuring charges of $5.0 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(3) Network storage products were previously presented in Other products prior to 2003.  2002 amounts have been restated
     for consistent presentation.
(4) New technologies were previously presented in general corporate expenses prior to 2003.  2002 amounts have been restated
     for consistent presentation.
(5) Q3 2002 PPM included $10.7 million of impairment charges associated with the sale of its Penang operation (primarily allocated to Zip).

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

                                                           For the Nine Months Ended
                                                   -----------------------------------------
                                                    Sept. 28,    % of      Sept. 29,   % of
                                                      2003       Sales       2002      Sales
                                                   ---------- ----------  ---------- -------
Sales                                               $297,974     100.0%    $460,521  100.0%
Cost of Sales (a) (b)                                208,329      69.9%     287,040   62.3%
                                                   ---------- ----------  ---------- -------
   Gross margin                                       89,645      30.1%     173,481   37.7%
                                                   ---------- ----------  ---------- -------
Operating Expenses:
  Selling, general and administrative                 75,709      25.4%     100,616   21.8%
  Research and development                            23,768       8.0%      26,601    5.8%
  Restructuring charges (reversals)                    6,929       2.3%      (2,398)  (0.5%)
                                                   ---------- ----------  ---------- -------
     Total operating expenses                        106,406      35.7%     124,819   27.1%
                                                   ---------- ----------  ---------- -------
Operating Income (Loss)                              (16,761)     (5.6%)     48,662   10.6%
  Interest and other income and expense, net           3,610       1.2%       2,978    0.6%
                                                   ---------- ----------  ---------- -------
Income (Loss) Before Income Taxes                    (13,151)     (4.4%)     51,640   11.2%
(Provision) Benefit for Income Taxes                   9,787       3.3%     (34,721)  (7.5%)
                                                   ---------- ----------  ---------- -------
Net Income (Loss)                                    ($3,364)     (1.1%)    $16,919    3.7%
                                                   ========== ==========  ========== =======

Basic Earnings (Loss) Per Share                       ($0.07)                 $0.33
                                                   ==========             ==========
Diluted Earnings (Loss) Per Share                     ($0.07)                 $0.33
                                                   ==========             ==========
Weighted Average Common Shares Outstanding            51,322                 51,215
                                                   ==========             ==========
Weighted Average Common Shares Assuming Dilution      51,322                 51,398
                                                   ==========             ==========

(a) 2003 cost of sales includes restructuring charges of $5.0 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(b) 2002 cost of sales included $10.7 million of impairment charges associated with the sale of its Penang operation.

PRODUCT SALES AND PROFIT MARGINS - YTD
(In thousands)
(Unaudited)

                                                       For the Nine Months Ended
                                               -----------------------------------------
                                                Sept. 28,    % of      Sept. 29,   % of
                                                  2003       Sales       2002      Sales
                                               ---------- ----------  ---------- -------
Sales:
  Mobile and Desktop Storage:
     Zip                                        $198,706      66.7%    $368,073   79.9%
     Optical (1)                                  49,773      16.7%      57,077   12.4%
     Jaz                                           3,931       1.3%      11,733    2.5%
     PocketZip                                       143       0.0%         335    0.1%
     Other mobile and desktop storage products    36,438      12.2%      20,678    4.5%
   Network storage products (3)                    8,983       3.0%       2,625    0.6%
                                               ----------             ----------
        Total Sales                             $297,974               $460,521
                                               ==========             ==========
Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip (2)                                     $70,907               $129,222
     Optical (1)                                     414                 (4,017)
     Jaz                                           1,112                  4,088
     PocketZip                                       147                    819
     Other mobile and desktop storage products       (97)                (6,003)
   Network storage products (3)                  (11,883)                (3,431)
   New technologies (4)                          (17,961)                (5,387)
                                               ----------             ----------
        Total Product Profit Margin (5)           42,639                115,291
Common:
   General corporate expenses                    (52,471)               (69,027)
   Restructuring (charges) reversals              (6,929)                 2,398
   Interest and other income and expense, net      3,610                  2,978
                                               ----------             ----------
Income (Loss) Before Income Taxes               ($13,151)               $51,640
                                               ==========             ==========

(1) Optical consists of CD-RW drives and the Company's new DVD products which began shipping in limited volumes in Q1 2003.
(2) 2003 Zip PPM includes restructuring charges of $5.0 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(3) Network storage products were previously presented in Other products prior to 2003.  2002 amounts have been restated
     for consistent presentation.
(4) New technologies were previously presented in general corporate expenses prior to 2003.  2002 amounts have been restated
     for consistent presentation.
(5) 2002 PPM included $10.7 million of impairment charges associated with the sale of its Penang operation (primarily allocated to Zip).

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                               Sept. 28,   Sept. 29,   June 29,
                                                  2003       2002        2003
                                               ---------- ----------  ----------
ASSETS:
  Cash and cash equivalents                     $147,382   $266,500    $188,759
  Cash reserved for dividend                     257,247          0           0
                                               ---------- ----------  ----------
      Total Cash and Cash Equivalents            404,629    266,500     188,759
  Restricted cash                                    200      4,550         200
  Temporary investments                           33,208    119,297     263,270
  Trade receivables                               36,646     50,842      36,371
  Inventories                                     25,960     35,160      32,887
  Deferred taxes                                  17,688     32,484      20,253
  Current assets held for sale (Penang)                0      4,104           0
  Other current assets                            10,925     28,215      11,550
                                               ---------- ----------  ----------
      Total Current Assets                       529,256    541,152     553,290
  Property, plant and equipment (net)             15,980     20,477      15,839
  Non-current assets held for sale (Penang)            0     16,426           0
  Intangible and other assets                     16,808     19,255      17,350
                                               ---------- ----------  ----------
                                                $562,044   $597,310    $586,479
                                               ========== ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $32,326    $27,267     $33,351
  Dividend payable                               257,247          0           0
  Current liabilities held for sale (Penang)           0     14,638           0
  Other current liabilities                       82,994    108,770      81,935
                                               ---------- ----------  ----------
      Total Current Liabilities                  372,567    150,675     115,286
  Deferred taxes                                  36,352     51,220      48,237
  Long-term liabilities                            1,414      2,188       1,358
  Stockholders' equity                           151,711    393,227     421,598
                                               ---------- ----------  ----------
                                                $562,044   $597,310    $586,479
                                               ========== ==========  ==========

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                              For the Nine Months Ended
                                                              -------------------------
                                                               Sept. 28,      Sept. 29,
                                                                  2003           2002
                                                              ----------     ----------
Cash Flows from Operating Activities:
 Net Income (Loss)                                              ($3,364)       $16,919
 Non-Cash Revenue and Expense Adjustments                         2,172         78,126
                                                              ----------     ----------
                                                                 (1,192)        95,045
 Changes in Assets and Liabilities:
  Trade receivables                                              19,571         40,757
  Restricted cash                                                 3,600           (406)
  Inventories                                                    14,565         19,001
  Other current assets                                            4,261            833
  Accounts payable                                              (27,805)       (41,283)
  Accrued restructuring                                           3,242        (10,020)
  Other current liabilities and income taxes                    (20,022)       (33,060)
                                                              ----------     ----------
  Net cash (used in) provided by operating activities            (3,780)        70,867
                                                              ----------     ----------
Cash Flows from Investing Activities:
 Purchases of property, plant and equipment                      (6,102)        (6,670)
 Sales of temporary investments                                 702,021        142,298
 Purchases of temporary investments                            (529,095)      (157,058)
 Net change in other assets and other liabilities                  (483)           370
                                                              ----------     ----------
  Net cash provided by (used in) investing activities           166,341        (21,060)
                                                              ----------     ----------
Cash Flows from Financing Activities:
 Proceeds from sales of Common Stock                                549            237
 Net payments on leases and other obligations                         0           (569)
 Purchases of Common Stock                                            0         (2,924)
                                                              ----------     ----------
  Net cash provided by (used in) financing activities               549         (3,256)
                                                              ----------     ----------
Net Increase (Decrease) in Total Cash and Cash Equivalents      163,110         46,551
Total Cash and Cash Equivalents at Beginning of Period          241,519        219,949
                                                              ----------     ----------
Total Cash and Cash Equivalents at End of Period               $404,629       $266,500
                                                              ==========     ==========

Supplemental Schedule of Non-Cash Items:
 Declared dividend to be paid in Q4 2003                       $257,247             $0

IOMEGA CORPORATION
Supplemental Information
Third Quarter 2003
(Unaudited)

                                                                 Revenue by Region
($Millions)                                         Q3 2003            Q3 2002         Yr/Yr Change         Q2 2003    Qtr/Qtr Change
-------------------------------------------------------------------------------------------------------------------------------------
Americas                                                $59               $93               ($34)              $62               ($3)
Europe                                                  $24               $33                ($9)              $30               ($6)
Asia                                                     $8               $10                ($2)               $9               ($1)
                                               --------------------------------------------------------------------------------------
Total Revenue                                           $91              $136               ($45)             $101              ($10)

                                              Regional Revenue as a Percentage of Total Revenue
                                                     Q3 2003           Q3 2002                              Q2 2003
-------------------------------------------------------------------------------------------------------------------
Americas                                                65%               68%                                  61%
Europe                                                  26%               24%                                  30%
Asia                                                     9%                8%                                   9%
                                               --------------------------------                        ------------
Total Revenue                                          100%              100%                                 100%

                                                                               Product Platform Data
                                                                        (in thousands, except for NAS units)
                                                   Q3 2002            Q4 2002           Q1 2003            Q2 2003           Q3 2003
-------------------------------------------------------------------------------------------------------------------------------------
Mobile and Desktop Storage Systems

     Zip Drive Units                                  1,015               949                600               621               582
     Unit Change Yr/Yr                                 (21%)             (24%)              (46%)             (36%)             (43%)
     Iomega OEM                                         571               462                289               348               312
     OEM Unit Change Yr/Yr                             (21%)             (28%)              (49%)             (37%)             (45%)
     Iomega OEM %                                       56%               49%                48%               56%               54%
     Zip Disk Units                                   6,789             5,685              4,676             3,351             3,317
     Unit Change Yr/Yr                                   2%              (23%)              (49%)             (46%)             (51%)

     Iomega Optical Drive Units                         128               219                159               173               169
     Unit Change Yr/Yr                                 (13%)               4%                 2%               (3%)              32%

     Hard Disk Drive (HDD) Units                         23                61                 61                39                44
     Unit Change Yr/Yr                                                                                        117%               91%

     Mini USB Drive Units                               N/A                 6                 41                56                82

Network Storage Systems

     NAS Units                                          979             1,633              1,273             1,618             1,546
     Unit Change Yr/Yr                                                                                        133%               58%